As filed with the Securities and Exchange Commission on March 2, 2021

Registration No. 333-234392

 Registration No. 333-229455

Registration No. 333-221217

 Registration No. 333-208537

Registration No. 333-191985

 Registration No. 333-185460

Registration No. 333-178512

 Registration No. 333-172561

Registration No. 333-163506

 Registration No. 333-155728

Registration No. 333-49744

 Registration No. 333-40112

Registration No. 333-35940

 Registration No. 333-85137

Registration No. 333-63077

 Registration No. 333-62801

Registration No. 333-62259

 Registration No. 333-42813

Registration No. 033-60617

 Registration No. 033-56701

Registration No. 033-54035

 Registration No. 033-52559

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-234392

Form S-8 Registration Statement No. 333-229455

Form S-8 Registration Statement No. 333-221217

Form S-8 Registration Statement No. 333-208537

Form S-8 Registration Statement No. 333-191985

Form S-8 Registration Statement No. 333-185460

Form S-8 Registration Statement No. 333-178512

Form S-8 Registration Statement No. 333-172561

Form S-8 Registration Statement No. 333-163506

Form S-8 Registration Statement No. 333-155728

Form S-8 Registration Statement No. 333-49744

Form S-8 Registration Statement No. 333-40112

Form S-8 Registration Statement No. 333-35940

Form S-8 Registration Statement No. 333-85137

Form S-8 Registration Statement No. 333-63077

Form S-8 Registration Statement No. 333-62801

Form S-8 Registration Statement No. 333-62259

Form S-8 Registration Statement No. 333-42813

Form S-8 Registration Statement No. 033-60617

Form S-8 Registration Statement No. 033-56701

Form S-8 Registration Statement No. 033-54035

Form S-8 Registration Statement No. 033-52559

UNDER

THE SECURITIES ACT OF 1933

MIRROR MERGER SUB 2, LLC
(as successor by merger to Eaton Vance Corp.)

(Exact name of registrant as specified in its charter)

Maryland	04-2718215
(State of Incorporation)	(I.R.S. Employer Identification No.)

Two International Place

Boston, Massachusetts 02110

(Address of principal executive offices, including zip code)

Eaton Vance Corp. 2013 Omnibus Incentive Plan

Eaton Vance Corp. 2013 Incentive Compensation Nonqualified Employee Stock Purchase Plan

Eaton Vance Corp. 2013 Employee Stock Purchase Plan

Eaton Vance Corp. 2013 Nonqualified Employee Stock Purchase Plan

Eaton Vance Corp. 2008 Omnibus Incentive Plan Restatement No. 5

Eaton Vance Corp. 2008 Omnibus Incentive Plan Restatement No. 4

Eaton Vance Corp. 2008 Omnibus Incentive Plan Restatement No. 3

Eaton Vance Corp. 2008 Omnibus Incentive Plan Restatement No. 2

Eaton Vance Corp. 2008 Omnibus Incentive Plan

Eaton Vance Corp. 1984, 1989, 1992 and 1995 Stock Option Plans

Eaton Vance Corp. 1998 Stock Option Plan

Eaton Vance Corp. 1986 Employee Stock Purchase Plan

Eaton Vance Corp. 1992 and 1995 Stock Option Plans

Eaton Vance Corp. 1992 and 1995 Incentive Stock Option Plans

Eaton Vance Corp. 1984 Incentive Stock Option Plan

(Full title of the plans)

Sebastiano Visentini

President, Treasurer and Secretary

Mirror Merger Sub 2, LLC

Two International Place

Boston, Massachusetts 02110

(617) 482-8260

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) are being filed by Eaton Vance Corp., a Maryland corporation (“Eaton Vance”) to deregister all shares of Eaton Vance’s non-voting common stock, par value $0.00390625 per share (the “Non-Voting Common Stock”) unsold under the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Eaton Vance with the Securities and Exchange Commission:

•	Registration Statement on Form S-8 (File No. 333-234392), filed on October 31, 2019, the Registration Statement on Form S-8 (File No. 333-221217), filed on October 30, 2017, the Registration Statement on Form S-8 (File No. 333-208537), filed on December 14, 2015, and the Registration Statement on Form S-8 (File No. 333-191985), filed on October 30, 2013, registering an aggregate of 34,500,000 shares of Non-Voting Common Stock under the Eaton Vance Corp. 2013 Omnibus Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-229455), filed on January 31, 2019, the Registration Statement on Form S-8 (File No. 333-208537), filed on December 14, 2015, and the Registration Statement on Form S-8 (File No. 333-191985), filed on October 30, 2013, registering an aggregate of 900,000 shares of Non-Voting Common Stock under the Eaton Vance Corp. 2013 Incentive Compensation Nonqualified Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (File No. 333-221217), filed on October 30, 2017, and the Registration Statement on Form S-8 (File No. 333-191985), filed on October 30, 2013, registering an aggregate of 500,000 shares of Non-Voting Common Stock under the Eaton Vance Corp. 2013 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (File No. 333-208537), filed on December 14, 2015, and the Registration Statement on Form S-8 (File No. 333-191985), filed on October 30, 2013, registering an aggregate of 130,000 shares of Non-Voting Common Stock under the Eaton Vance Corp. 2013 Nonqualified Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (File No. 333-185460), filed on December 13, 2012, registering 3,000,000 shares of Non-Voting Common Stock under the Eaton Vance Corp. 2008 Omnibus Incentive Plan Restatement No. 5;

•	Registration Statement on Form S-8 (File No. 333-178512), filed on December 15, 2011, registering 4,300,000 shares of Non-Voting Common Stock under the Eaton Vance Corp. 2008 Omnibus Incentive Plan Restatement No. 4;

•	Registration Statement on Form S-8 (File No. 333-172561), filed on March 2, 2011, registering 3,500,000 shares of Non-Voting Common Stock under the Eaton Vance Corp. 2008 Omnibus Incentive Plan Restatement No. 3;

•	Registration Statement on Form S-8 (File No. 333-163506), filed on December 4, 2009, registering 2,500,000 shares of Non-Voting Common Stock under the Eaton Vance Corp. 2008 Omnibus Incentive Plan Restatement No. 2;

•	Registration Statement on Form S-8 (File No. 333-155728), filed on November 25, 2008, registering an aggregate of 6,500,000 shares of Non-Voting Common Stock under the Eaton Vance Corp. 2008 Omnibus Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-49744), filed on November 13, 2000, the Registration Statement on Form S-8 (File No. 333-40112), filed on June 26, 2000, and the Registration Statement on Form S-8 (File No. 333-85137), filed on August 13, 1999, registering an aggregate of 6,000,000 shares of Non-Voting Common Stock under the Eaton Vance Corp. 1998 Stock Option Plan;

•	Registration Statement on Form S-8 (File No. 333-35940), filed on April 28, 2000 and the Registration Statement on Form S-8 (File No. 333-62259), filed on August 26, 1998, registering an aggregate of 1,869,456 shares of Non-Voting Common Stock under the Eaton Vance Corp. 1984, 1989, 1992 and 1995 Stock Option Plans;

•	Registration Statement on Form S-8 (File No. 333-63077), filed on September 9, 1998, and the Registration Statement on Form S-8 (File No. 033-60617), filed on June 27, 1995, registering an aggregate of 700,000 shares of Non-Voting Common Stock under the Eaton Vance Corp. 1986 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (File No. 333-62801), filed on September 3, 1998, registering an aggregate of 2,671,682 shares of Non-Voting Common Stock under the Eaton Vance Corp. 1992 and 1995 Stock Option Plans;

•	Registration Statement on Form S-8 (File No. 333-42813), filed on December 19, 1997, registering an aggregate of 20,084 shares of Non-Voting Common Stock under the Eaton Vance Corp. 1992 and 1995 Incentive Stock Option Plans; and

•	Registration Statement on Form S-8 (File No. 033-56701), filed on December 1, 1994, the Registration Statement on Form S-8 (File No. 033-54035), filed on June 8, 1994, and the Registration Statement on Form S-8 (File No. 033-52559), filed on March 8, 1994, registering an aggregate of 547,264 shares of Non-Voting Common Stock under the Eaton Vance Corp. 1984 Incentive Stock Option Plan.

On March 1, 2021, pursuant to the Agreement and Plan of Merger, dated as of October 7, 2020, by and among Morgan Stanley, a Delaware corporation (“Morgan Stanley”), Mirror Merger Sub 1, Inc., a Maryland corporation and a wholly owned subsidiary of Morgan Stanley (“Merger Sub 1”), Mirror Merger Sub 2, LLC, a Maryland limited liability company and a wholly owned subsidiary of Morgan Stanley (“Merger Sub 2”), and Eaton Vance, (i) Merger Sub 1 merged with and into Eaton Vance (the “First Merger”), with Eaton Vance surviving as a wholly owned subsidiary of Morgan Stanley, and (ii) immediately following the completion of the First Merger, Eaton Vance merged with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger and continuing as a wholly owned direct subsidiary of Morgan Stanley.

As a result of the Mergers, Merger Sub 2, as successor by merger to Eaton Vance (the “Registrant”), has terminated any and all offerings of Eaton Vance’s securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with an undertaking made by Eaton Vance in Item 9 of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes from registration any and all securities registered but which remain unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of New York, State of New York, on March 2, 2021. No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

MIRROR MERGER SUB 2, LLC (as successor by merger to Eaton Vance Corp.)

By:	/s/ Sebastiano Visentini
Sebastiano Visentini
President, Treasurer and Secretary